UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 31, 2016

AFFYMETRIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28218	77-0319159
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3420 Central Expressway

Santa Clara, California 95051

(Address of Principal Executive Offices) (Zip Code)

(408) 731-5000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

As previously disclosed in the Current Report on Form 8-K filed by Affymetrix, Inc., a Delaware corporation (“Affymetrix” or the “Company”), with the Securities and Exchange Commission (the “SEC”) on January 14, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 8, 2016, with Thermo Fisher Scientific Inc., a Delaware Corporation (“Thermo Fisher”), and White Birch Merger Co., a Delaware corporation and a wholly-owned subsidiary of Thermo Fisher (“Merger Subsidiary”), providing for, subject to the terms and conditions set forth in the Merger Agreement, the merger of Merger Subsidiary with and into Affymetrix (the “Merger”), with Affymetrix surviving as a wholly-owned subsidiary of Thermo Fisher. On March 31, 2016, Thermo Fisher completed its acquisition of Affymetrix pursuant to the Merger Agreement and Affymetrix became a wholly-owned subsidiary of Thermo Fisher.

Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of Affymetrix’ common stock (other than certain shares owned by the Company as treasury stock, or by Thermo Fisher, Merger Subsidiary, or any subsidiary of the Company or Thermo Fisher, and shares owned by stockholders who have properly exercised and perfected appraisal rights under Delaware law) was converted into the right to receive $14.00 in cash, without interest (the “Merger Consideration”). The total purchase price paid by Thermo Fisher in the acquisition was approximately $1.3 billion and was funded with cash on hand and short-term debt.

Each of the Company’s fully vested options will be cashed out pursuant to the Merger Agreement for an amount equal to the excess, if any, of the Merger Consideration over the per share exercise price of such option. Any vested or unvested option with an exercise price equal to or greater than the Merger Consideration was cancelled at the effective time of the Merger without consideration therefor. Any option that is not cashed out or cancelled as described above was assumed by Thermo Fisher as a cash award equal to the excess, if any, of the Merger Consideration over the per share exercise price of such option. At the effective time of the Merger, each of the Company’s restricted stock units (“RSUs”), whether vested or unvested, was assumed by Thermo Fisher as a cash award. Any RSUs that remained subject to the achievement of performance metrics at the effective time of the Merger is deemed to have been achieved at target as of the effective time. All assumed options and RSUs will remain subject to the vesting and delivery terms under the award’s original equity plan, award agreement, and the Company’s Change in Control Plan.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the closing of the Merger, the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) entered into a Second Supplemental Indenture, dated as of March 31, 2016 (the “Second Supplemental Indenture”) to the Indenture, dated as of June 25, 2012, between the Company and the Trustee (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of June 25, 2012, between the Company and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), relating to the Company’s outstanding 4.00% Convertible Senior Notes due 2019 (the “Notes”).

Pursuant to the Second Supplemental Indenture, at and after the effective time of the Merger, the right to convert each $1,000 principal amount of Notes was changed into a right to convert such principal amount of Notes into the amount of cash that a holder of the number of shares of Common Stock equal to the Conversion Rate (each as defined in the Indenture and as may be increased in connection with the Merger pursuant to the Indenture) immediately prior to the Merger would have been entitled to receive upon the closing of the Merger.

The foregoing description of the Second Supplemental Indenture and certain terms of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Supplemental Indenture, which is attached as Exhibit 4.1 hereto and incorporated herein by reference, and the full text of the Base Indenture and First Supplemental Indenture, which were filed as Exhibits 4.1 and 4.2, respectively, to the Current Report on Form 8-K filed by the Company with the SEC on June 25, 2012, and which are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On March 31, 2016, the Company terminated the Credit Agreement (the “Credit Facility”), dated as of October 28, 2015, among Affymetrix, certain subsidiaries of Affymetrix, Bank of America, N.A. and the lenders party thereto. In connection with the termination, the Company repaid all of the outstanding obligations in respect of principal, interest and fees under the Credit Facility. No early termination penalties were incurred by the Company in connection with the termination of the Credit Facility. Some of the lenders party to the Credit Facility and/or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services, for the Company and its affiliates, for which they have received, and may in the future receive, customary compensation.

The foregoing description of the Credit Facility does not purport to be complete, and is subject to, and qualified in its entirety by, the full text of the Credit Facility, was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on October 29, 2015, which is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note is incorporated herein by reference.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Pursuant to the Indenture, subject to certain conditions, each holder of Notes has the right, at such holder’s option, to require the Company to repurchase for cash all of such holder’s Notes, or any portion thereof that is equal to $1,000 or a multiple thereof, on May 2, 2016 (the “Fundamental Change Repurchase Date”). The Company will repurchase any Notes that are validly surrendered for repurchase and not validly withdrawn at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date.

In addition, pursuant to the terms and conditions of the Indenture, the Notes are currently convertible at the option of the holders thereof. Pursuant to the terms and conditions of the Indenture, if any holder of Notes elects to convert its Notes at any time from, and including, March 31, 2016, up to, and including, April 29, 2016 (such period, the “Make-Whole Fundamental Change Period”), the applicable Conversion Rate (as defined in the Indenture) will be increased by an additional 2.8219 shares of Affymetrix’ common stock for each $1,000 principal amount of Notes properly converted during the Make-Whole Fundamental Change Period, resulting in each $1,000 principal amount of Notes being convertible into $2,419.95 during the Make-Whole Fundamental Change Period.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Supplemental Indenture, which is attached as Exhibit 4.1 hereto and incorporated herein by reference, and the full text of the Base Indenture and First Supplemental Indenture, which were filed as Exhibits 4.1 and 4.2, respectively, to the Current Report on Form 8-K filed by the Company with the SEC on June 25, 2012, and which are incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, on March 31, 2016, the Company submitted a written request to The NASDAQ Stock Market LLC (“Nasdaq”) for Nasdaq to cease trading of Affymetrix’ common stock on the Nasdaq Global Select Market, to suspend the listing of Affymetrix’ common stock, in each case prior to market open on April 1, 2016, and to file with the SEC an application on Form 25 to delist Affymetrix’ common stock from the Nasdaq Global Select Market and deregister Affymetrix’ common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company intends to file with the SEC a certification on Form 15 with respect to the Company’s notes and a certification on Form 15 with respect to the Company’s common stock requesting the deregistration of Affymetrix’ common stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth in the Introductory Note is incorporated herein by reference.

Item 3.03. Material Modifications to Rights of Security Holders.

Upon the effective time of the Merger, holders of Affymetrix’ common stock immediately prior to such effective time ceased to have any rights as stockholders of the Company (other than their right to receive the Merger Consideration) and, accordingly, such holders no longer have any interest in the Company’s future earnings or growth.

The information set forth in the Introductory Note and in Items 1.01, 2.01, 2.04 and 3.01 is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introductory Note and in Items 2.01, 3.01 and 3.03 are incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the Company’s certificate of incorporation and bylaws, as in effect immediately prior to the effective time of the Merger, were amended and restated in their entirety. Copies of the Company’s amended and restated certificate of incorporation and amended and restated bylaws are attached as Exhibits 3.1 and 3.2, respectively, hereto and are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 31, 2016, the Company held a special meeting of stockholders (the “Special Meeting”) to adopt and approve the Merger Agreement. Adoption and approval of the Merger Agreement required the affirmative vote of the holders of at least a majority of the shares of the Company’s common stock outstanding on the close of business on February 18, 2016 (the “Record Date”) and entitled to vote in accordance with Delaware law.

Set forth below are the number of votes cast for or against or withheld and the number of abstentions and broker non-votes and results with respect to each proposal voted upon at the Special Meeting.

Proposal No. 1: Stockholders approved a proposal to adopt and approve the Merger Agreement, based on the following votes:

Voted For	Voted Against	Abstentions	Broker Non-Votes
46,789,264	15,050,955	1,379,897	0

Proposal No. 2: Stockholders approved a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval of Proposal No. 1, based on the following votes:

Voted For	Voted Against	Abstentions	Broker Non-Votes
49,293,396	12,535,032	1,391,688	0

Proposal No. 3: Stockholders approved on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger, and the agreements and understanding pursuant to which such compensation may be paid or become payable, based on the following votes:

Voted For	Voted Against	Abstentions	Broker Non-Votes
59,190,086	2,431,259	1,598,771	0

Item 8.01. Other Events.

On March 31, 2016, Thermo Fisher and the Company issued a joint press release announcing the consummation of the Merger. The joint press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of January 8, 2016, among Affymetrix, Inc., Thermo Fisher Scientific Inc. and White Birch Merger Co. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on January 14, 2016)

3.1	Amended and Restated Certificate of Incorporation of Affymetrix, Inc.

3.2	Amended and Restated Bylaws of Affymetrix, Inc.

4.1	Second Supplemental Indenture, dated as of March 31, 2016, by and among Affymetrix, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee

99.1	Joint Press Release dated March 31, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMETRIX, INC.

Date: March 31, 2016	By:	/s/ Seth H. Hoogasian
Name: Seth H. Hoogasian
Title: President and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of January 8, 2016, among Affymetrix, Inc., Thermo Fisher Scientific Inc. and White Birch Merger Co. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on January 14, 2016)

3.1	Amended and Restated Certificate of Incorporation of Affymetrix, Inc.

3.2	Amended and Restated Bylaws of Affymetrix, Inc.

4.1	Second Supplemental Indenture, dated as of March 31, 2016, by and among Affymetrix, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee

99.1	Joint Press Release dated March 31, 2016